David T.
Thomson P.C.                                         Certified Public Accountant

                        CONSENT OF INDEPENDENT ACCOUNTANT

To the Board of Directors
Han Logistics, Inc.

I have issued my report dated August 29, 2000, accompanying the financial statements of Paradise Resorts and Rentals, Inc. included in the Registration Statement Form SB-2 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

/s/ David T. Thomson P.C.
-------------------------
    David T. Thomson P.C.

Salt Lake City, Utah
January 8, 2001

              P.O. Box 571605 o Murray, Utah 84157 o (801) 966-9481